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                                                                   Exhibit 9(r)

                   ADDENDUM NO. 8 TO TRANSFER AGENCY AGREEMENT
                   -------------------------------------------


                  This Addendum, dated as of ___________, 1998, is entered into between THE ARCH FUND, INC. (the "Fund"), a Maryland corporation, and BISYS FUND SERVICES OHIO, INC. ("BISYS Ohio"), an Ohio corporation formerly known as The Winsbury Service Corporation.


                  WHEREAS, the Fund and BISYS Ohio have entered into a Transfer Agency Agreement dated as of October 1, 1993 as amended March 15, 1994, March 1, 1995, July 10, 1995, September 29, 1995, October 1, 1995, November 15, 1996,
February 14, 1997 and November 21, 1997 (the "Transfer Agency Agreement"), pursuant to which the Fund appointed BISYS Ohio to act as Transfer Agent for the Fund's ARCH Money Market, Treasury Money Market, Growth & Income Equity, Small Cap Equity (formerly Emerging Growth), Government & Corporate Bond, U.S. Government Securities, Balanced, International Equity, Short-Intermediate Municipal, Tax-Exempt Money Market, Missouri Tax-Exempt Bond, Kansas Tax-Exempt Bond, Equity Income, National Municipal Bond, Intermediate Corporate Bond (formerly Short-Intermediate Corporate Bond), Equity Index, Bond Index, Small Cap Equity Index and Growth Equity Portfolios;


                  WHEREAS, Section 20 of the Transfer Agency Agreement provides that no provision of the Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought; and

                  WHEREAS, the Fund has notified BISYS Ohio that it has established a new class of shares, namely, Class A - Special Series 4, Class B - Special Series 3 and Class J - Special Series 2 shares (collectively, "S Shares") in each of the ARCH Money Market, Treasury Money Market and Tax-Exempt Money Market Portfolios, respectively.

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. TERMS. From and after the date hereof, the term "shares" as used in the Transfer Agency Agreement shall be deemed to include the S Shares. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

                  2. APPENDIX A. Appendix A to the Transfer Agency Agreement is hereby supplemented to read as set forth in Appendix A attached hereto.





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                  3. Appendix C to the Transfer Agreement is hereby supplemented to read as set forth in Appendix C attached hereto.

                  4. MISCELLANEOUS. Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

                  IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                              THE ARCH FUND, INC.



                                              By:
                                                 -----------------------------
                                                       Jerry V. Woodham
                                                       President



                                              BISYS FUND SERVICES OHIO, INC.



                                              By:
                                                 -----------------------------
                                                       J. David Huber
                                                       Vice President

                                       -2-


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                                   APPENDIX A
                                     TO THE
                            TRANSFER AGENCY AGREEMENT

                                     BETWEEN

                               THE ARCH FUND, INC.

                                       AND

                    BISYS FUND SERVICES OHIO, INC. (FORMERLY
                   KNOWN AS THE WINSBURY SERVICE CORPORATION)
-------------------------------------------------------------------------------


Money Market Portfolio (Trust shares, Investor A shares, Institutional shares, Investor B shares and S shares)

Treasury Money Market Portfolio (Trust shares, Investor A shares, Institutional shares and S shares)

Growth & Income Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Small Cap Equity Portfolio (Trust shares, Investor A shares,
Institutional shares and Investor B shares)

Government & Corporate Bond Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

U.S. Government Securities Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Balanced Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

International Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Short-Intermediate Municipal Portfolio (Trust Shares and Investor
A shares)

Tax-Exempt Money Market Portfolio (Trust shares, Investor A shares and S shares)

Missouri Tax-Exempt Bond Portfolio (Trust shares, Investor A shares and Investor B shares)

Kansas Tax-Exempt Bond Portfolio (Trust shares, Investor A shares and Investor B shares)


                                       A-1


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Equity Income Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

National Municipal Bond Portfolio (Trust shares, Investor A shares and Investor B shares)

Intermediate Corporate Bond Portfolio (Trust shares, Investor A shares and Institutional shares)

Equity Index Portfolio (Trust shares, Investor A shares and Institutional shares)

Bond Index Portfolio (Trust shares, Investor A shares and Institutional shares)

Small Cap Equity Index Portfolio (Trust shares, Investor A shares and Institutional shares)

Growth Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

                                       A-2


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                                   APPENDIX C
                                   ----------

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
             THE ARCH FUND, INC. AND BISYS FUND SERVICES OHIO, INC.
             ------------------------------------------------------
              (FORMERLY KNOWN AS THE WINSBURY SERVICE CORPORATION)
              ----------------------------------------------------

                                  FEE SCHEDULE
                                  ------------

          A.   ANNUAL BASE FEE

               1. Portfolios which have Investor A Shares shall pay an Annual Base Fee of $10,000 plus $19 per shareholder per Portfolio.

               2. Portfolios which have Investor B Shares shall pay an Annual Base Fee of $10,000 plus $19 per shareholder per Portfolio.

               3. Portfolios which have Trust Shares shall pay an Annual Base Fee of $8,000 plus $15 per shareholder per Portfolio.

               4. Portfolios which have Institutional Shares shall pay an Annual Base Fee of $8,000 plus $15 per shareholder per Portfolio.

               5. Portfolios which have S Shares shall pay an Annual Base Fee of $8,000 plus $15 per shareholder per Portfolio.

          B. ANNUAL ADDITIONAL FEES. These fees are in addition to the Annual Base Fees.

               1. Portfolios participating in the Asset Advisor (asset allocation) program shall pay an annual fee of $3,000 per Portfolio

               2. Out of pocket costs, including postage, Tymnet charges, statement/confirm paper, forms, and microfiche will be added to the Transfer Agency Fees.

          C. ALLOCATION OF FEES. Transfer Agency fees paid under this Agreement shall be treated as an expense of the Company and shall be accrued and allocated pro rata each month to the Portfolios on the basis of their respective net assets at the end of the preceding month and paid monthly.


                                       C-1